SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia		22603-8605
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

5.02(b) Departure of Named Executive Officer

On June 21, 2012, Trex Company, Inc. (the “Company”) announced that J. Mitchell Cox, Vice President, Sales, is no longer employed by the Company.

On June 22, 2012, the Company announced that Christopher P. Gerhard, Director of Sales, was promoted to Vice President, Sales. Mr. Gerhard joined the Company in May 2006 as the Regional Sales Manager for the Southeast Region, and was promoted to Director of Sales in January 2009. Prior to joining the Company, Mr. Gerhard served in various sales capacities with Kraft Foods North America.

Following the end of his employment, Mr. Cox will receive severance compensation and benefits which were previously disclosed on the original current report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2011. In addition, the Company will pay Mr. Cox a pro-rata portion (based upon the number of days he was employed during 2012) of the cash incentive under the Company’s annual cash incentive plan for 2012 that he would have otherwise received, if any, payable in 2013 when such cash incentive is paid to the other executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: June 22, 2012	/S/ WILLIAM R. GUPP
William R. Gupp
Chief Administrative Officer, General Counsel & Secretary